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Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Viasat, Inc.

(Commission File No.: 000-21767)

The following is a transcript of an interview in which Mark Dankberg, the Executive Chairman of Viasat, Inc. (“Viasat”), participated on November 8, 2021. This transcript was prepared by a third party and has not been independently verified and may contain errors:

Transcript

CNBC “Squawk on the Street” Transcript – Mark Dankberg Interview with Morgan Brennan – 11/08/2021

Morgan Brennan: Shares of Viasat dropping this morning after the company released results and announced a new $7.3 billion acquisition of Inmarsat, a privately held British satellite company focused heavily on mobile communications. Here with us to discuss the deal, Viasat’s co-founder and Executive Chairman Mark Dankberg. Mark, great to have you back on the show. Thanks for joining us this morning. I want to get to the why, but first I’m going to start with the how, because the satellite industry has been very fragmented. Analysts have been saying it was ripe for consolidation for a number of years. We’ve seen a few attempts. Inmarsat has certainly been seen as a key piece of the consolidation puzzle, but up until now nothing had come together. So how did the deal come to fruition?

Mark Dankberg: Well I think you’ve got both companies looking at a very fragmented market, it’s a fast, a very fast growing market, and there’s just very clear synergies between the two of us. So you know it takes two to make a deal and I think that it’s really important to note that Inmarsat, which is owned by a consortium of private equity investors, is taking something like, you know, 75, 80% of their consideration here in shares in the new company. To us that’s indicative, that, not only do we see this as a really good deal but they do as well.

Morgan Brennan: Yeah, so what does this deal actually enable? And I ask that because space-based broadband service is rapidly and wildly becoming a more competitive landscape, thanks to SpaceX and Amazon and One Web and so many others.

Mark Dankberg: Yeah, well, you know, it’s — we estimate it’s a $1.6 trillion market opportunity and so that warrants a lot of investment. One of the cool things about the mobility market is it’s really it’s a natural satellite market, very difficult to serve purely by terrestrial means. And actually what we think is it’s difficult to serve by only a single constellation approach in satellite. You want multiple orbits and you want the ability to integrate terrestrial and space together and this brings together the assets to do that. So we like, we like this business. We’ve been quite successful in it. We’ve been able to change the perception for instance of in-flight connectivity, on what people can do. Airlines like it. I mean it’s a really exciting market. There’s a very unique combination to be able to serve that market.

Morgan Brennan: Yeah. I mean you’ve tended to have satellites at higher geo stationary orbits. When you talk about multiple orbits I mean I think about Inmarsat under CEO Rajeev Suri, I mean he has been hiring executives, he’s made comments that suggesting that maybe he would launch a new network that was comprised of a similar technology too for example as SpaceX Starlink. Are you actually going to make a direct play on low earth orbit?

Mark Dankberg: No, we see low earth orbit as a good way to augment the demands. And one of the, the bandwidth demands, one of the most important things about say the commercial in-flight market, is just looking at where airplanes are and what happens is, the hardest part is serving those places where hundreds of airplanes come together at a single time. So it’s like serving a small city when all those things come together. That’s a place where geosynchronicity is very strong you may want to use terrestrial or LEO to augment that for things like low latency, as an example, which can be desirable as well. So we’ll be able to use multiple things. We’re talking to other LEO operators who we may augment our service with, or we have our own filings and may use LEO to augment. But I don’t think you’ll see us do a pure play LEO, that we wouldn’t. We think we can compete really well with the assets that we have, augmented a little bit.

Morgan Brennan: Hmm, so, how much does it cost, especially as these two companies combine and presumably get the green light from regulators by the middle of next year, how much is it going to cost to build and launch your future satellites? How many of them will you put into these various orbits? And I ask that because we have seen these new technologies and I wonder how you’re implementing them and what that means for economics?

Mark Dankberg: Okay. So the, yeah, the main thing you want in technology are to get a lot more bandwidth per capital dollar invested and the other one is to be able to put that bandwidth in the places where there’s demand. So that’s what they call beam forming and that is kind of one of the most important technologies in terrestrial 5G, it’s one of the most important technologies in space. So, for instance, you know with our — we have a constellation called ViaSat-3 that we’ll start launching first half of next year. Each of those individual satellites are Terrabit per second we’ll have global coverage with those, that’s already baked into our capital spending plan. Inmarsat has its own capital spending plan. So that — this next two or three years is kind of the peak of capital spending, after that, it will, it will level off, be less capital intensive, there’ll be substantial synergies. But the main thing –

Morgan Brennan: Okay.

Mark Dankberg: Hey, look, what do you get in terms of bandwidth, where do you put it, for how much capital investment, that’s where we think we really shine.

Morgan Brennan: Okay, as the conversation around connectivity continues, Mark, thank you for joining us today.

Mark Dankberg: Sure, thanks for having me.

Additional Information About the Transaction and Where to Find It

This communication is being made in respect of the proposed business combination transaction between Viasat and Inmarsat pursuant to the terms of that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the shareholders of Inmarsat. Viasat intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in respect of a stockholder meeting to obtain stockholder approval in connection with the transaction. The definitive proxy statement will be sent or given to the stockholders of Viasat and will contain important information about the transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIASAT, INMARSAT AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Viasat with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials will be made available free of charge through Viasat’s website at https://www.viasat.com.

Participants in the Solicitation

Viasat, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Viasat in connection with the transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Viasat’s stockholders in connection with the transaction will be set forth in Viasat’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Viasat and Inmarsat operate and the beliefs and assumptions of their respective management. The parties use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. Forward looking statements include, among others, statements that refer to the benefits of and realization of synergies from the transaction, including expected resulting enhancements to the combined company’s systems, products and services and the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of Viasat, Inmarsat or the combined company; integration activities; the anticipated value of the combined business to Viasat and stakeholders; the expected performance of Viasat’s and Inmarsat’s technologies; expected impact of the transaction on Viasat’s results of operations and financial condition; anticipated growth and trends in the business or key markets; the closing of the transaction, including the need for stockholder approval and the satisfaction of regulatory and other closing conditions; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Viasat, the combined company or the expected benefits of the transaction; the failure to satisfy any of the closing conditions to the transaction on a timely basis or at all; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the transaction; the nature, cost and outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the transaction, including in circumstances requiring Viasat to pay a termination fee; the risk that Viasat’s stock price may decline significantly if the transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; risks that the transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the transaction on the ability of Viasat to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the transaction, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; Viasat’s or the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; changes in relationships with key customers, suppliers, distributors, resellers and others as a result of the transaction or otherwise; Viasat’s and Inmarsat’s reliance on a limited number of third parties to manufacture and supply their respective products; the risk of litigation or regulatory actions to Viasat and/or Inmarsat; inability to retain key personnel; the impact of the COVID-19 pandemic on Viasat’s or Inmarsat’s business, suppliers, consumers, customers, and employees or the overall economy; Viasat’s and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC, including the definitive proxy statement to be filed with the SEC in connection with the transaction. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.